UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 25, 2017

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Forward-looking Information

Statements included in the accompanying press release that state Horace Mann Educators Corporation’s (the “Company”) or its management’s intentions, hopes, beliefs, expectations or predictions of future events or the Company’s future financial performance are forward-looking statements and involve known and unknown risks, uncertainties and other factors. The Company is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017 and the Company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2017, the Company announced the appointment of Kimberly A. Johnson as its Vice President and Controller effective May 24, 2017. Johnson will serve as the Principal Accounting Officer for the Company and report to Executive Vice President and Chief Financial Officer Bret A. Conklin. Johnson brings nearly 30 years of accounting experience to the role, including 15 years at Horace Mann, most recently as Vice President and Assistant Controller. Before coming to Horace Mann, she served in several roles at MSI Insurance and Ernst and Young, including controller, accountant and auditor. A copy of the press release reporting the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Horace Mann Educators Corporation (“HMEC”) had an individual severance agreement with Bret Conklin, Executive Vice President & Chief Financial Officer, which was entered into on January 14, 2002 and restated on December 17, 2008 and December 28, 2011. Mr. Conklin’s individual agreement provided payments, benefits and tax gross-up provisions only if both a change in control of the Company and his actual or constructive termination of employment occurred. Notwithstanding the overall reduction in potential benefits in the event of a triggering event, effective May 23, 2017, Mr. Conklin agreed to voluntarily terminate his individual agreement with Horace Mann and replace it with Horace Mann’s Executive Severance Plan as amended on June 1, 2012 and Executive Change in Control (CIC) Plan effective February 15, 2012. Horace Mann’s Executive Severance and CIC Plans do not contain tax gross-up provisions.

Item 5.07:	Submission of Matters to a Vote of Security Holders

HMEC’s Annual Meeting of Shareholders was held on May 24, 2017 (the “Annual Meeting”). On the record date of March 28, 2017, there were 40,472,265 shares of the Company’s Common Stock issued and outstanding and entitled to be voted at the Annual Meeting. The final results of the matters submitted to a vote of security holders are shown in the table below.

	Votes	Votes		Broker
	For	Against	Abstentions	Non-Votes

Proposal No. 1 -
Election of Directors:
Daniel A. Domenech	38,264,520	434,438	5,904	889,095
Stephen J. Hasenmiller	37,064,876	1,634,062	5,924	889,095
Ronald J. Helow	38,249,769	449,169	5,924	889,095
Beverley J. McClure	37,862,899	836,923	5,040	889,095
H. Wade Reece	38,232,850	465,584	6,428	889,095
Gabriel L. Shaheen	37,843,522	855,536	5,804	889,095
Robert Stricker	38,277,619	421,319	5,924	889,095
Steven O. Swyers	38,278,312	420,626	5,924	889,095
Marita Zuraitis	38,240,760	458,576	5,526	889,095

Proposal No. 2 -
Approval of the advisory resolution to approve Named Executive Officers’ compensation	27,199,821	11,465,252	39,789	889,095

	1 Year	2 Years	3 Years	Abstentions
Proposal No. 3 -
Approval of the advisory vote on the frequency of future advisory votes on Named Executive Officers’ compensation	29,343,830	4,757	9,350,803	5,472

	Votes	Votes		Broker
	For	Against	Abstentions	Non-Votes

Proposal No. 4 -
Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2017	38,512,243	1,073,165	8,549	Not Applicable

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits.
99.1	Press release dated May 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
	Name:	Bret A. Conklin
	Title:	Executive Vice President and Chief Financial Officer

Date: May 25, 2017